UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, Oncothyreon Inc. (the “Company”) entered into a Phase I Co-Development Agreement (the “Agreement”) with Celldex Therapeutics, Inc. (“Celldex”). Pursuant to the Agreement, the Company and Celldex agreed to collaborate on a combined clinical trial of ONT-10 and varlilumab. The planned trial is an open-label Phase 1b study of ONT-10 administered at the recommended single agent dose in combination with varlilumab at two dose levels in up to 42 patients with advanced breast or ovarian cancer. The primary objective of the trial is to determine the safety and tolerability of the combined therapy. Additional objectives include evaluations of the impact of combination treatment on MUC1-specific humoral and cellular immune responses and anti-tumor effects.

The Agreement provides that the Company will supply ONT-10 and Celldex will supply CDX-1127. The Phase 1b trial will be conducted and funded by the Company. The Company and Celldex will jointly own the data from the trial and will make any plans for potential future development of the combination therapy together. Under the Agreement, neither the Company nor Celldex has granted the other a license, or any other rights, to its product candidate.

The Agreement will continue until the completion of the Phase 1b trial, but may be terminated earlier upon written notice from either party or breach of the Agreement. The Company and Celldex have also agreed to indemnity the other party for certain of their respective activities under the Agreement.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2014. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

Item 8.01 Other Events.

On May 29, 2014, the Company and Celldex issued a press release announcing their entry into the Agreement.

On June 2, 2014, the Company issued a press release announcing the presentation of data from a Phase 1 trial of ONT-10 at the American Association of Clinical Oncology 2014 Annual Meeting in Chicago. The data demonstrated that ONT-10 was well tolerated in this trial, resulted in a humoral immune response in the majority of patients and led to encouraging disease control in advanced stage patients with a variety of cancer types.

Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. and Celldex Therapeutics, Inc. dated May 29, 2014.

99.2	Press Release issued by Oncothyreon Inc. dated June 2, 2014.

Forward-Looking Statements

In order to provide the Company’s investors with an understanding of its current results and future prospects, this Current Report on Form 8-K contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the Company’s expectations regarding clinical development activities and potential benefits of its product candidates.

Forward-looking statements involve risks and uncertainties related to the Company’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of its product candidates and the indications for which its product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although the Company believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the Company’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: June 2, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. and Celldex Therapeutics, Inc. dated May 29, 2014.

99.2	Press Release issued by Oncothyreon Inc. dated June 2, 2014.

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